Exhibit 99.2

Warrant No.

ACTIVCARD CORP.

COMMON STOCK WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

BACKGROUND

A.    On                         ,              (the “Grant Date”), ActivCard S.A., a corporation organized under the laws of the Republic of France, (“ActivCard S.A.”) issued a warrant or complementary stock purchase right to the Holder, a director of ActivCard S.A., entitling the Holder to purchase securities of ActivCard S.A. on substantially similar terms to those set forth herein (the “ActivCard S.A. Warrant”).

B.    On February 4, 2003, ActivCard Corp., a Delaware corporation, (the “Company”) acquired a majority of the outstanding capital stock of ActivCard S.A. in connection the change of domicile of the publicly held entity in the ActivCard group of companies.

C.    This Warrant to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), is being issued to the Holder in substitution for the ActivCard S.A. Warrant.

This certifies that [                        ] (the “Holder”), or assigns, for value received, is entitled to purchase from the Company, subject to the terms set forth below, a maximum of [                ] fully-paid and nonassessable shares (subject to adjustment as provided herein) of the Company’s Common Stock, par value $0.001 per share, (the “Warrant Shares”) for cash at a price of $                 per share (the “Exercise Price”) (subject to adjustment as provided herein) at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on the earlier of: (i) the fifth anniversary of the Grant Date, or (ii) six months from the date that the Holder’s status as a member of the Board of Directors of the Company terminates, such earlier date being referred to herein as the “Expiration Date,” upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued subject to the following terms and conditions:

1.    Exercise, Issuance of Certificates. For so long as the Holder continues to serve as a member of the Board of Directors of the Company, this Warrant shall be and become exercisable with respect to 25% of the Warrant Shares upon the first anniversary of the Grant Date and then with respect to an additional 25% of the Warrant Shares each anniversary thereafter. Subject to the foregoing vesting schedule, the Holder may exercise this Warrant on or prior to the Expiration Date, at any time or from time to time following, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder.

2.    Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3.    Adjustment of Exercise Price and Number of Shares. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

3.1    Subdivision or Combination of Stock. In the event the outstanding shares of the Company’s Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date hereof into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased. Conversely, in the event the outstanding shares of the

Company’s Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the date hereof into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

3.2    Reclassification. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the “Reclassification Events”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

3.3    Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.    No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5.    Compliance with Securities Act: Transferability of Warrant.

5.1    Compliance with Securities Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant is being acquired for investment and that it will not offer, sell, or otherwise dispose of this Warrant except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

5.2    Restrictions on Transfer. Unless otherwise approved by the Company, the Warrant shall not be assignable or otherwise transferable by the Holder except by will or by the laws of descent and distribution. However, the Warrant may be transferred, in whole or in part, and exercised in accordance with a Qualified Domestic Relations.

6.    Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought.

7.     Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by hand or messenger or shall be sent by certified mail, postage prepaid, or by overnight courier to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other. Each such notice or other communication shall be treated as effective or having been given: (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after the same has been registered or certified as aforesaid, or (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service.

8.    Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

9.    Lost or Stolen Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

10.    Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share)

multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

11.    No Impairment. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

12.    Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the permitted successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

* * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this      day of February, 2003.

ActivCard Corp. a Delaware corporation

By:

Name:

Title:

Warrant No.

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:    ActivCard Corp.

The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                          1 shares of Common Stock of ActivCard Corp. and herewith makes payment of $             therefor.

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

whose address is:

DATED:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Name:

Title:

1 Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.